UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 27, 2014


                             AMERICAN OIL & GAS INC.
             (Exact name of registrant as specified in its charter)

          Nevada                        333-180164               99-0372611
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

6860 S Yosemite Ct., Suite 2000, Centennial, CO                     80112
   (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code 303.683.8218

              Suite 400 - 601 West Broadway, Vancouver, BC, Canada (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective October 27, 2014, Robert Gelfand resigned as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company. Mr. Gelfand's resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Effective October 27, 2014, Shane Reeves was appointed as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company.

SHANE REEVES, - PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, TREASURER, SECRETARY AND DIRECTOR

Mr. Reeves has held executive level positions in public and private oil and gas companies in the United States and Colombia. He is the founder and president of Outlaw Operating Ltd, a Colorado oil and gas operator. He is the founder and president of Omni Capital Ltd. Omni Capital is a consulting firm to the natural resources sector, raising debt and equity capital, locating distressed opportunities, identifying exploration and developmental projects throughout North and South America. Mr. Reeves is a co-founder and director of a private company focused in Latin America with assets in the Lower Magdalena Basin of Colombia. Mr. Reeves has been operating in the Republic of Colombia since 2008. He was the former president of an ANH approved Colombian oil and gas operator which was sold to a public oil and gas company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OIL & GAS INC.


/s/ Shane Reeves
-----------------------------------
Shane Reeves
President, Chief Executive Officer,
Chief Financial Officer, Treasurer,
Secretary and Director

Date: October 27, 2014

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